Exhibit 99.2

FOR IMMEDIATE RELEASE

Central Garden & Pet Announces Pricing of $500 Million of Senior Notes

WALNUT CREEK, CALIFORNIA, October 1, 2020 – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), announced today it has priced an offering of $500 million aggregate principal amount of 4.125% senior notes due 2030 (the “notes”), which represents an increase in the offering size of $100 million from the previously announced offering of $400 million. The sale of the notes is expected to close on October 16, 2020, subject to customary closing conditions. The notes will be unconditionally guaranteed on a senior basis by each of Central’s existing and future domestic restricted subsidiaries who are borrowers under or guarantors of Central’s senior secured revolving credit facility or guarantee Central’s other debt. Central intends to use the net proceeds from the offering to redeem its outstanding 6.125% senior notes due 2023 (the “existing notes”), and to pay related fees and expenses, with the remainder for general corporate purposes.

BofA Securities, Inc, J.P. Morgan Securities LLC and Truist Securities, Inc. will serve as joint book-running managers for the offering, and BMO Capital Markets Inc., KeyBanc Capital Markets Inc. and U.S. Bancorp Investments, Inc. will serve as co-managers.

Copies of the prospectus relating to the offering may be obtained by contacting BofA Securities, Inc, NC1-004-03-43; 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or by calling 1-800-294-1322; J.P. Morgan Securities LLC., c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1-866-803-9204; or Truist Securities, Inc., 3333 Peachtree Road NE, 9th floor, Atlanta, Georgia 30326, Attention: Prospectus Department or by calling 1-404-926-5906. The prospectus may also be obtained from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Offers of securities will be made only by means of a prospectus filed with the U.S. Securities and Exchange Commission. The prospectus is part of a shelf registration statement that has become effective under the Securities Act of 1933, as amended. In addition, this press release does not constitute a notice of redemption with respect to the existing notes. Any such notice of redemption will be separately issued by Central when and if the existing notes are called for redemption.

About Central Garden & Pet

Central Garden & Pet Company is a leading innovator, producer and distributor of branded and private label products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed and the brands PENNINGTON®, and THE REBELS®; wild bird feed and the brand PENNINGTON®; weed and insect control and the brands AMDRO®, SEVIN®, and OVER-N-OUT®; fertilizer and the brands PENNINGTON® and IRONITE®; live plants from BELL NURSERY; outdoor cushions and pillows from ARDEN COMPANIES; and decorative outdoor patio products under the PENNINGTON® brand. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™, COMFORT ZONE®, FARNAM®, HORSE HEALTH™ and VITAFLEX®; aquatics and reptile and the brands AQUEON®, CORALIFE®, SEGREST™ and ZILLA®; bird & small animal and the brands KAYTEE®, Forti-Diet® and CRITTER TRAIL®; and dog & cat and the brands TFH™, NYLABONE®, FOUR PAWS®, IMS®, CADET®, DMC™, K&H Pet Products™, PINNACLE® and AVODERM®. We also provide a host of other application-specific pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has over 6,000 employees, primarily in North America.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in Central’s Annual Report on Form 10-K, filed on November 27, 2019, Central’s Quarterly Reports on Form 10-Q, filed on February 6, 2020, May 7, 2020 and August 6, 2020, Central’s Preliminary Prospectus Supplement, filed on October 1, 2020 as well as Central’s other U.S. Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

Contact: Friederike Edelmann

VP - Investor Relations

Central Garden & Pet Company

925-948-3657